At RFMD®
Dean Priddy                  Doug DeLieto
CFO                             VP, Investor Relations
336-678-7975              336-678-7968

FOR IMMEDIATE RELEASE
January 11, 2008

RF MICRO DEVICES UPDATES FISCAL THIRD QUARTER EXPECTATIONS

Late-Quarter Reductions In Demand Offset Strength In Shipments Of 3G Front Ends And POLARIS® 3 RF Systems

Acquisition Of Sirenza Expected To Be Accretive To March 2008 Quarter

Greensboro, NC, January 11, 2008 - RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio systems and solutions for applications that drive mobile communications, today updated quarterly expectations for its fiscal third quarter ended December 29, 2007.  The revised revenue expectations for RFMD include a partial quarter of revenue from Sirenza Microdevices, Inc. ("Sirenza"), which was acquired by RFMD on November 13, 2007.

Based upon a preliminary review, RFMD expects the combined company's revenue for the fiscal third quarter to be approximately $268 million, of which approximately $254 million is attributable to RFMD's historical operations excluding Sirenza.  RFMD experienced reduced demand late in the December quarter from customers in Asia and from its high concentration of top-tier customers that utilize inventory hubs.  Additionally, RFMD experienced demand softness in the infrastructure and broadband/consumer markets.  As a result, RFMD currently expects combined company earnings per share on a GAAP basis to be approximately $(0.04) to $(0.05) per share and non-GAAP earnings per share to be approximately $0.06 to $0.07 per share, which excludes share-based compensation expense, amortization of intangible assets, restructuring charges, start-up costs and purchase price accounting adjustments.

RFMD believes the reduction in demand is temporary and anticipates a return to growth in fiscal year 2009, which begins April 1, 2008.  In the March 2008 quarter, RFMD currently expects revenues for its Cellular Handset Products Group (CPG) to be down quarter-over-quarter, offset partially by its Multi-Market Products Group (MPG), which is expected to be flat to up.

Bob Bruggeworth, president and CEO of RFMD, said, "RFMD entered the December 2007 quarter prepared to meet strong customer backlog that subsequently weakened late in the quarter.  Despite the demand weakness, we made progress on several fronts to improve our financial performance, and we continue to expect strong year-over-year growth in fiscal 2009.

"Specifically, product yields increased on our POLARIS® 3 RF system in the December quarter, and we expect that trend to continue in the March quarter. The integration of Sirenza is in the final phase, and we expect earnings accretion beginning in the March quarter.  We believe our pending acquisition of Filtronic will significantly reduce RFMD's GaAs pHEMT sourcing costs and ultimately will be accretive to margins while adding to MPG revenue and total RFMD earnings.  Finally, we continue to see strong demand for our 3G multi-mode front ends and our 802.11 products.  In the March 2008 quarter, we are seeing the product mix in MPG trending toward more favorable gross margins, and we anticipate quarter-over-quarter growth for CPG in POLARIS 3 revenue as the high-volume ramp of this product continues."

As previously announced, RFMD plans to release complete fiscal 2008 third quarter results at approximately 4:00 p.m. Eastern Standard Time on Thursday, January 31, 2008.  RFMD will review these results and provide forward-looking guidance during its regularly scheduled conference call at 5:00 p.m. Eastern Standard Time on Thursday, January 31, 2008.

RFMD will discuss today's press release during a presentation this morning at the 10th Annual Needham Growth Stock Conference at 8:30 a.m. Eastern Standard Time.  A live audio webcast of the presentation will be available via the RFMD® Investor Relations web page at the following URL: http://phx.corporate-ir.net/phoenix.zhtml?c=95468&p=irol-irhome.

RFMD is finalizing its third quarter financial statements, including the consolidation of Sirenza's financial results and the calculation of certain GAAP expenses, such as purchase price accounting adjustments related to the acquisition of Sirenza.  Accordingly, the preliminary results described in this press release for RFMD's third fiscal quarter are subject to further adjustments and such adjustments could be material.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's press release contains non-GAAP net income per diluted share.  This non-GAAP financial measure is adjusted from GAAP results to exclude certain expenses that are outlined in the table below:

Estimated Range
GAAP EPS	$ (0.04) - $ (0.05)
Share-based compensation expense	0.01 - 0.02
Amortization of intangible assets	0.01 - 0.02
Restructuring charges	< 0.01 - < 0.01
Start-up costs	< 0.01 - < 0.01
Purchase price accounting adjustments	0.07 - 0.07
Non-GAAP EPS	$ 0.06 - $ 0.07

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by RFMD's Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs.  In addition, RFMD believes that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  RFMD has chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that this non-GAAP financial measure offers an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.  However, this non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP.

Non-GAAP net income per diluted share excludes the effects of share-based compensation expense, amortization of intangible assets, restructuring charges, start-up costs and purchase price accounting adjustments.  RFMD believes disclosure of non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.  RFMD believes that the majority of its purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business.  In this regard, RFMD notes that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although RFMD sets the amortization expense based on useful life of the various assets at the time of the transaction, RFMD cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, RFMD believes that presentation of non-GAAP net income per diluted share that excludes the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within RFMD's control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  RFMD believes that restructuring charges, start-up costs and purchase price accounting adjustments do not constitute part of its ongoing operations and that the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.

The primary material limitations associated with the use of non-GAAP net income per diluted share as compared to the most directly comparable GAAP net income per diluted share is (i) it may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) it excludes financial information that some may consider important in evaluating our performance.  RFMD compensates for these limitations by providing full disclosure of the differences between this non-GAAP financial measure and the corresponding GAAP financial measure, including a reconciliation to the corresponding GAAP financial measure, to enable investors to perform their own analysis of our net income per diluted share.

About RFMD: RF Micro Devices (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance radio frequency systems and solutions for applications that drive wireless and broadband communications. RFMD's cellular front ends, cellular transceivers, RF components and system-on-chip (SoC) solutions enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, cellular base station, wireless local area network (WLAN), CATV networking, aerospace, defense, and global positioning systems (GPS) markets. Recognized for its diverse portfolio of state-of-the-art semiconductor technologies and vast RF systems expertise, RFMD is a preferred supplier to the world's leading mobile device and RF equipment manufacturers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001- certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's website at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES(R) and RFMD(R) are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.